UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2018
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 2, 2018, David W. Kemper announced his intention to resign his position as Chief Executive Officer (“CEO”) of Commerce Bancshares, Inc. (the “Company”), effective August 1, 2018. On April 2, 2018, Mr. Kemper was named Executive Chairman of the Board of Directors (the “Board”) of the Company, effective August 1, 2018.

(c)
On April 2, 2018, the Board appointed John W. Kemper to serve as the President and CEO of the Company, effective August 1, 2018. Mr. John Kemper, age 40, currently serves as President and Chief Operating Officer of the Company and is a member of the Board.

Mr. Kemper’s background and business experience as required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is set forth in the Company’s 2018 Definitive Proxy Statement on Schedule 14A, filed on March 9, 2018, and such disclosure is incorporated herein by reference.

Compensation arrangements for Mr. Kemper in his role as President and CEO will be made and disclosed in an amendment to this Form 8-K prior to the effective date of the appointment. There is no arrangement or understanding between Mr. Kemper and any other person pursuant to which Mr. Kemper was appointed President and CEO.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)
Date: April 3, 2018